Exhibit 99.1
LSI Completes Merger With Agere Systems
Monday April 2, 8:00 am ET
Creates Leader in Silicon-to-Systems Solutions for Storage, Networking and Consumer Markets
MILPITAS, Calif., April 2 — LSI Logic Corporation (NYSE: LSI) announced today that it has completed its merger with Agere Systems Inc. (NYSE: AGR), effective April 2, and that it will rename the newly merged company LSI Corporation. The company will continue to trade under the stock symbol LSI on the New York Stock Exchange.
“Today’s merger marks the creation of a new company that unites two of the leading innovators in silicon-to-systems solutions,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “Moving forward, our combined scale and resources will strengthen our ability to create value for customers and shareholders and win in our key markets.”
The new LSI is uniquely positioned as a semiconductor and storage systems leader with an unparalleled innovation pipeline and a broad array of competitive, customer-valued products and solutions in large and growing markets. Its well-established presence in the storage, networking and consumer electronics markets should enable the company to drive sustainable long-term growth and shareholder value through the strengthening of its platforms and the expansion of its existing customer and partner relationships.
Talwalkar added, “In the months since our merger announcement, we have developed detailed integration plans that should enable us to hit the ground running today as a single organization with clear leadership and goals. We have assembled a dynamic organization that blends the unique strengths of each company and we are confident that we can achieve the synergies and growth that we first outlined in December.”
On December 4, 2006, LSI and Agere announced a definitive merger agreement whereby Agere shareholders would receive 2.16 shares of LSI for each share of Agere they own. Shareholders of both companies approved the merger at separate meetings held on March 29.
The two companies had combined revenue of $3.5 billion for the 12 months ended December 31, 2006. The new LSI operates in more than 20 countries, with a workforce of approximately 9,100 employees, including nearly 4,300 engineers. The company owns a substantial patent portfolio consisting of more than 10,000 issued and pending U.S. patents.
Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. The forward-looking statements contained in this document may include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the post-merger company. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward- looking statement in which LSI expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the business of LSI generally, including those set forth in the filings of LSI with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual report on Form 10-K and quarterly reports on Form 10-Q, its current reports on Form 8-K, and other SEC filings. LSI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.
About LSI Logic
LSI Logic Corporation (NYSE: LSI – News) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage, Networking and Consumer markets. More information is available at www.lsi.com
Editor’s Notes:
1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.
2. The LSI logo design is a registered trademark of LSI Logic Corporation.
3. All other brand or product names may be trademarks or registered trademarks of their respective companies.